Exhibit 4.53

The Federal Supervisory Service for Communications

THE LICENSE

No.50789

Licensee’s requisites:

OPEN JOINT STOCK COMPANY

“Mobilny TeleSistemy”

Location (residence):

109147, Moscow, ul.Marxistskay, d.4

Name of services:

Mobile Radio-Telephone Services

The License comprises provisions of the License on 7 sheets
Term of validity of the License from 21.05.2007 up to 21.05.2017
Date of starting rendering the services
no later than 21.05.2009

Deputy Head of The Federal Supervisory Service for Communications [signature] S.A.Malyanov

(Seal: The Federal Supervisory Service for Communications)

The Federal Supervisory Service for Communications

Conditions of the activity under License No.50789

1.	The “Mobilny TeleSistemy” OJSC (The Licensee) shall observe the term of License validity.
2.	The licensee shall start to render the services in accordance with the License no later than 21.05.2009.
3.	The licensee shall provide the mobile radiotelephone services (IMT-2000/UMTS mobile radiotelephone networks) in accordance with the License all over the whole territory of the Russian Federation.
4.	In accordance with the License the licensee shall provide for the customers the following*:
a) an access to the licensee’s communications network;

b) connections over the licensee’s mobile radiotelephone network for receiving (transmission) voice as well as non-voice information while supporting continuous operation under service provision irrespective of customer’s location including the cases when he is on the move;

c) connections with the customers and/or users of the public fixed telephone networks;
d) access to telematic services and data communications services excluding data communication services for the voice information transmission;
e) access to the information inquiry servicing system;
f) availability for round-the-clock free call of emergency operative services;
5.	The licensee shall provide communications services in accordance with the Rules of communication services provision approved by the Government of the Russian Federation.
6.	While providing communications services the licensee shall observe approved by the

Government of the Russian Federation rules of the interconnections of telecommunications networks as well as their interoperations when performing interconnection of the licensee’s mobile radiotelephone network to the public communication network as well as interconnecting other communication networks to the licensee’s mobile radiotelephone network and performing traffic account and pass over the licensee’s mobile radiotelephone network and traffic account and pass from (to) other operators’ communications networks.

The Federal Supervisory Service for Communications

7.                                      The License is issued on the basis of the open competition No. 2 —RCh/2007 for obtaining the license for mobile radiotelephone services provision.

7.1                                The overall number of Base stations for IMT-2000/UMTS mobile radiotelephone network shall be as follows:

Name of the subject of the Russian Federation	Base Stations number (no less)
1.The Republic of Adygeya	5
2.The Republic of Altai	5
3.The Republic of Bashkortostan	100
4.The Republic of Bouryatiya	5
5.The Republic of Dagestan	5
6.The Republic of Ingoushetia	5
7.The Republic of Kabardino and Balcaria	5
8.The Republic of Kalmykia	5
9.The Republic of Karachaev and Cherkessk	5
10.The Republic of Karelia	5
11.The Republic of Komi	5
12.The Republic of Mari El	5
13.The Republic of Mordovia	5
14.The Sakha Republic (Yakoutia)	5
15.The Republic of Severnaya Osetia-Alania	5
16.The Republic of Tatarstan (Tatarstan)	100
17.The Tyva Republic	5
18.The Udmurt Republic	5
19.The Khakassia Republic	5
20.The Chechenskay Republic	5
21.The Chuvashkaya Republic -Chuvashia	5
22.The Altaiskii krai	5
23.The Krasnodarskey krai	100
24.The Krasnoyarsky krai	100
25.The Permskey krai	5
26.The Primorskey krai	100
27.The Stavropolskey krai	5
28.The Khabarovskey krai	5
29.The Amourskay oblast	5
30.The Arkhangelsk oblast	5
31.The Astrakhan oblast	5
32.The Belgorod oblast	5
33.The Bryansk oblast	5
34.The Vladimir oblast	5

35.The Volgograd oblast	5
36.The Vologda oblast	5
37.The Voponezh oblast	5
38.The Ivanov oblast	5
39.The Irkutsk oblast	100
40.The Kaliningrad oblast	5
41.The Kaluga oblast	5
42.The Kamchaka oblast	5
43.The Kemerovo oblast	5
44.The Kirov oblast	5
45.The Kostroma oblast	5
46.The Kurgan oblast	5
47.The Kursk oblast	5
48.The Leningrad oblast	5
49.The Lipetsk oblast	5
50.The Magadan oblast	5
51. The Moskovskaya oblast	5
52.The Murmansk oblast	5
53.The Nizhegorodskaya oblast	100
54.The Novgorod oblast	5
55.The Novosibirsk oblast	100
56.TheOmsk oblast	100
57.The Orenburg oblast	5
58.The Orlovskaya oblast	5
59.The Penzenskaya oblast	5
60.The Pskov oblast	5
61.The Rostov oblast	100
62.The Ryazan oblast	5
63.The Samara oblast	100
64.The Saratov oblast	5
65.The Sakhalinskaya oblast	5
66.The Sverdlov oblast	100
67.The Smolensk oblast	5
68.The Tambov oblast	5
69.The Tver oblast	5
70.The Tomsk oblast	5
71.The Toula oblast	5
72.Tyumen oblast	5
73.TheUlyanovsk oblast	5
74.The Chelyabinsk oblast	100
75.The Chita oblast	5
76.The Yaroslavl oblast	5
77.Moscow	1100
78.Saint-Petersburg	700
79.The Evreiskaya autonomous oblast	5
80.The Agishki Buraytski autonomous okrug	5
81.The Koryakski autonomous okrug	5
82.The Nenetski autonomous okrug	5
83.The Ust-Ordynski Buraytski autonomous okrug	5

84.The Khanty-Mansiiski autonomous okrug- Yugra	5
85.The Chukotski autonomous okrug	5
86.The Yamalo-Nenetski autonomous okrug	5
Total:	3455

7.2. Dynamics of deployment of the licensee’s under construction IMT-2000/UMTS mobile radiotelephone network:

Time Period	Base stations number (no less)
3-d year	2885
4-th year	3173
5-th year	3455
Total:	3455

7.3. The licensee shall start for providing the mobile radiotelephone communications services over the territory of each subject of the Russian federation in compliance with the License:

Name of the subject of the Russian Federation	Date of providing services start (no less)
1.The Republic of Adygeya	21.05.2010
2.The Republic of Altai	21.05.2010
3.The Republic of Bashkortostan	21.05.209
4.The Republic of Bouryatiya	21.05.2010
5.The Republic of Dagestan	21.05.2010
6.The Republic of Ingoushetia	21.05.2010
7.The Republic of Kabardino and Balcaria	21.05.2010
8.The Republic of Kalmykia	21.05.2010
9.The Republic of Karachaev annd Cherkessk	21.05.2010
10.The Republic of Karelia	21.05.2010
11.The Republic of Komi	21.05.2010
12.The Republic of Mari El	21.05.2010
13.The Republic of Mordovia	21.05.2010
14.The Sakha Republic (Yakoutia)	21.05.2010
15.The Republic of Severnaya Osetia-Alania	21.05.2010
16.The Republic of Tatarstan (Tatarstan)	21.05.2009
17.The Tyva Republic	21.05.2010
18.The Udmurt Republic	21.05.2010
19.The Khakassia Republic	21.05.2010
20.The Chechenskay Republic	21.05.2010
21.The Chuvashkaya Republic -Chuvashia	21.05.2010
22.The Altaiskii krai	21.05.2010
23.The Krasnodarskey krai	21.05.2009
24.The Krasnoyarsky krai	21.05.2009
25.The Permskey krai	21.05.2010
26.The Primorskey krai	21.05.2009
27.The Stavropolskey krai	21.05.2010
28.The Khabarovskey krai	21.05.2010
29.The Amourskay oblast	21.05.2010

30.The Arkhangelsk oblast	21.05.2010
31.The Astrakhan oblast	21.05.2010
32.The Belgorod oblast	21.05.2010
33.The Bryansk oblast	21.05.2010
34.The Vladimir oblast	21.05.2010
35.The Volgograd oblast	21.05.2010
36.The Vologda oblast	21.05.2010
37.The Voponezh oblast	21.05.2010
38.The Ivanov oblast	21.05.2010
39.The Irkutsk oblast	21.05.2009
40.The Kaliningrad oblast	21.05.2010 21.05.2010
41.The Kaluga oblast	21.05.2010 21.05.2010
42.The Kamchatskaya oblast	21.05.2010
43.The Kemerovo oblast	21.05.2010
44.The Kirov oblast	21.05.2010
45.The Kostroma oblast	21.05.2010
46.The Kurgan oblast	21.05.2010
47.The Kursk oblast	21.05.2010
48.The Leningradskaya oblast	21.05.2010
49.The Lipetsk oblast	21.05.2010
50.The Magadanskaya oblast	21.05.2010
51. The Moskovskaya oblast	21.05.2010
52.The Murmansk oblast	21.05.2010
53.The Nizhegorodskaya oblast	21.05.2009
54.The Novgorod oblast	21.05.2010
55.The Novosibirsk oblast	21.05.2009
56.TheOmsk oblast	21.05.2009
57.The Orenburg oblast	21.05.2010
58.The Orlovskaya oblast	21.05.2010
59.The Penza oblast	21.05.2010
60.The Pskov oblast	21.05.2010
61.The Rostov oblast	21.05.2009
62.The Ryazan oblast	21.05.2010
63.The Samara oblast	21.05.2009
64.The Saratov oblast	21.05.2010
65.The Sakhalinskaya oblast	21.05.2010
66.The Sverdlovsk oblast	21.05.2009
67.The Smolensk oblast	21.05.2010
68.The Tambov oblast	21.05.2010
69.The Tversk oblast	21.05.2010
70.The Tomsk oblast	21.05.2010
71.The Toula oblast	21.05.2010
72.Tyumen oblast	21.05.2010
73.TheUlyanovsk oblast	21.05.2010
74.The Chelyabinsk oblast	21.05.2009
75.The Chita oblast	21.05.2010

76.The Yaroslavl oblast	21.05.2010
77.Moscow	21.05.2009
78.Saint-Petersburg	21.05.2009
79.The Evreiskaya autonomous oblast	21.05.2010
80.The Agishki Buraytski autonomous okrug	21.05.2010
81.The Koryakski autonomous okrug	21.05.2010
82.The Nenetski autonomous okrug	21.05.2010
83.The Ust-Ordynski Buraytski autonomous okrug	21.05.2010
84.The Khanty-Mansiiski autonomous okrug- Yugra	21.05.2010
85.The Chukotski autonomous okrug	21.05.2010
86.The Yamalo-Nenetski autonomous okrug	21.05.2010

8.                                      Under the process of services provision under the License the licensee shall perform the provisions established for frequency bands allocation and radio frequency or radio frequency channel assignment (appointment).

9.                                      The licensee shall have the appropriate his own network management system corresponding to the standard requirements established by the Federal Body of executive authority in the field of communications to communications network management systems.

The Federal Supervisory Service for Communications

10.                                The licensee shall realize the established by the Federal Body of the executive authority in coordination with the authorized Government Bodies carrying out the operative and searching work requirements related to communications networks and facilities for the purpose of implementing such operative and searching arrangements as well as at the same time taking measures for non-admission of disclosure of the organizational and tactical ways of the above-mentioned arrangements.

*Services provision under the License may be accompanied by other services provision that are technologically closely connected with the mobile radiotelephone services and oriented at increase of their consumers’ values if the separate license is not required for this case.

Deputy Head of the Federal Supervisory

Service for Communications [signature]                                        S.A.Malyanov

[The seal: The Federal Supervisory Service for Communications]

Sued, paginated and sealed - seven sheets

Head of the Licensing Board of the Federal

Supervisory Service for Communications [signature] A.A. Pankov

[The seal: The Federal Supervisory Service for Communications]